Exhibit 10.49




                             NOTE PURCHASE AGREEMENT


                                  by and among
                        THE CHILLICOTHE TELEPHONE COMPANY

                                       and
                   THE VARIABLE ANNUITY LIFE INSURANCE COMPANY
                          AIG ANNUITY INSURANCE COMPANY
                                       AND
                            MODERN WOODMEN OF AMERICA
                           DATED AS OF AUGUST 1, 2002
                        THE CHILLICOTHE TELEPHONE COMPANY
                         $30,000,000 6.64% SENIOR NOTES
                               DUE AUGUST 1, 2012

                                Table of Contents

SECTION           HEADING                                                          PAGE
Section 1.        Purchase and Sale of Notes..........................................1
(a)               The Notes...........................................................1
(b)               Purchases to Be Several.............................................1
(c)               Late Payments.......................................................1
(d)               Manner of Payment...................................................1
(e)               Payment on Non-Business Days........................................1
Section 2.        Prepayments of the Notes............................................1
(a)               Voluntary Payments with Premium.....................................2
(b)               Manner of Effecting Voluntary Prepayment............................2
Section 3.        Representations and Warranties......................................3
(a)               Corporate Organization..............................................3
(b)               Conflicting Agreements and Other Matters............................3
(c)               Due Authorization, etc..............................................3
(d)               Legal Proceedings; Compliance with Law..............................3
(e)               Financial Statements................................................4
(f)               Title to Assets.....................................................4
(g)               Securities Matters..................................................4
(h)               Licenses and Permits................................................4
(i)               No Defaults on Indebtedness.........................................4
(j)               Tax Returns.........................................................4
(k)               No Margin Stock.....................................................5
(l)               ERISA Matters.......................................................5
(m)               Brokers and Finders.................................................5
(n)               Use of Proceeds.....................................................5
(o)               Investment Company Act..............................................5
(p)               Public Utility......................................................5
(q)               Full Disclosure.....................................................5
(r)               Regulatory Approval.................................................5
(s)               Existing Debt and Restricted Investments............................6
(t)               Foreign Assets Control Regulations, Etc.............................6
(u)               Status under Certain Statutes.......................................6
Section 4.        Affirmative Covenants...............................................6
(a)               Payment.............................................................6
(b)               Maintenance of Books and Records....................................6
(c)               Inspection of Books and Records.....................................6
(d)               Financial Information...............................................6
(e)               Quarterly Financial Statements......................................6
(f)               Annual Financial Statements.........................................7
(g)               Financial Certification.............................................7
(h)               Copies of Management Letters, etc...................................7
(i)               Copies of Regulatory Reports........................................8
(j)               Corporate Existence.................................................8
(k)               Payment of Taxes and Claims.........................................8
(l)               Maintenance of Properties and Licenses..............................8
(m)               Insurance...........................................................8
(n)               Net Worth...........................................................8
(o)               Notice of Default...................................................8
(p)               Exchange of Notes...................................................8
(q)               Qualified Retirement Plans..........................................9
Section 5.        Negative Covenants..................................................9
(a)               Limitation on Consolidated Total Debt...............................9
(b)               Limitations on Debt of Restricted Subsidiaries......................9
(c)               Subordination of Claims.............................................9
(d)               Sale of Assets......................................................9

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

(e)               Merger and Consolidation............................................9
(f)               Maintenance of Present Business....................................10
(g)               Transactions with Affiliates.......................................10
(h)               Permitted Liens....................................................10
(i)               Restricted Payments and Restricted Investments.....................11
(j)               Fixed Charges......................................................11
(k)               Sale of Accounts...................................................11
(l)               Guaranties; Etc....................................................11
(m)               Restricted Subsidiaries............................................11
Section 6.        Conditions Precedent...............................................11
Section 7.        Defaults...........................................................12
Section 8.        Payments on and Registration and Transfer of Notes.................13
Section 9.        Expenses...........................................................14
Section 10.       Delivery of Documents; Pro Rata Payments; Amendments and Consents..14
(a)               Delivery of Documents..............................................14
(b)               Pro Rata Payments..................................................14
(c)               Amendments and Consents............................................14
Section 11.       Investment Purpose.................................................15
Section 12.       Definitions........................................................15
Section 13.       Designation of Subsidiaries........................................19
Section 14.       Survival of Representations and Warranties.........................20
Section 15.       Successors and Assigns.............................................20
Section 16.       Notices............................................................20
Section 17.       Governing Law......................................................20
Section 18.       Counterparts.......................................................20
Section 19.       Captions...........................................................20

APPENDIX I        --       Purchasers, Note Allocations and Wire Instructions
SCHEDULE 3(d)     --       Legal Proceedings
EXHIBIT A         --       Form of Note
EXHIBIT B         --       Subsidiaries
EXHIBIT C         --       Existing Debts and Liens
EXHIBIT D         --       Existing Restricted Investments
EXHIBIT E-1       --       Form of Opinion of Counsel to the Company
EXHIBIT E-2       --       Form of Opinion of Purchasers' Special Counsel



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

                           Note Purchase Agreement
                      RE: THE CHILLICOTHE TELEPHONE COMPANY
                         $30,000,000 6.64% SENIOR NOTES
                               DUE AUGUST 1, 2012

DATED AS OF AUGUST 1, 2002
TO THE PURCHASERS NAMED IN APPENDIX I HERETO:

Dear Sirs:

     The undersigned, The Chillicothe Telephone Company, an Ohio corporation (herein called the "Company"), hereby confirms its agreements set forth below with the parties listed on Appendix I hereto (herein called the "Purchasers"). Reference is made to Section 12 hereof for definitions of capitalized terms used herein and not otherwise defined.

     Section 1. Purchase and Sale of Notes.

     (a) The Notes. Subject to the terms and conditions herein, the Company will sell to each of the Purchasers on August __, 2002, or such later date as may be fixed by the Purchasers on at least three days' prior written notice to the Company, or as may be mutually agreed upon with the Purchasers (the date of sale being herein called the "Closing Date"), and each of the Purchasers will purchase from the Company on the Closing Date, at 100% of the principal amount thereof, a promissory note of the Company (which, together with any note or notes issued in substitution therefor, are herein collectively called the "Notes" and individually a "Note"), in the principal amount specified on Appendix I hereto, dated the Closing Date. The entire principal amount of the Notes shall be due and payable on August 1, 2012. The Notes shall bear interest from the Closing Date until payment in full of the principal amount thereof at the rate of 6.64% per annum (provided that solely for the purpose of determining the portion of annual interest allocable to any interest payment period, it shall be assumed that a year is comprised of 360 days and twelve 30-day months), payable semi-annually on the 1st day of February and August, commencing February 1, 2003, and continuing until payment in full of the principal amount of the Notes. The Notes shall be subject to optional and mandatory prepayment as herein provided, shall in all respects be subject to the terms of this Agreement, and shall be substantially in the form of Exhibit A hereto.

     (b) Purchases to Be Several. The purchase of each of the Notes by the respective Purchasers shall be separate and several, but the purchase of each Note shall be a condition concurrent to the purchase of each other Note.

     (c) Late Payments. Any payment of principal or (to the extent permitted by applicable law) interest on the Notes not paid when due, whether at stated maturity, by acceleration or otherwise, shall thereafter bear interest at a rate per annum equal to 8.64% (provided that in no event shall such rate exceed the maximum rate permitted by law).

     (d) Manner of Payment. The Purchasers will pay the purchase price of the Notes by wire transfer of immediately available Federal funds to such accounts as shall be specified by the Company, or in such other funds or in such other manner as may be mutually agreed upon by the Purchasers and the Company, against delivery of the Notes to Purchasers' special counsel, Chapman and Cutler, which will be made at the offices of Chapman and Cutler, 111 West Monroe Street, Chicago, Illinois 60603 at 10:00 A.M., Chicago, Illinois time on the Closing Date.

     (e) Payment on Non-Business Days. Whenever any payment to be made hereunder or under the Notes shall be stated to be due on a Saturday, Sunday or holiday for banks under the laws of the States of New York, Texas, Illinois or Ohio, such payment may be made on the next succeeding business day.

     Section 2. Prepayments of the Notes.

     (a) Voluntary Payments with Premium. The Company may, at its option, at any time, prepay the Notes in whole or in part (but if in part only in the aggregate amount of $1,000,000 or integral multiples thereof), upon 30 days' prior written notice to the holders of the Notes, and upon payment of a prepayment premium equal to the excess, if any, of (i) the amount equal to the present value of all installments of principal and interest which are avoided by such prepayment, determined by discounting such payments of principal and interest at a rate per annum equal to .50% plus the Treasury Yield Percentage, over (ii) the principal amount to be prepaid. In no event shall such prepayment premium be less than zero.

     (b) Manner of Effecting Voluntary Prepayment. In the event the Company shall give notice of any prepayment in accordance with Section 2(a) above, such notice shall specify the principal amount of the Notes to be prepaid, the Section pursuant to which prepayment is being made, and the date of proposed prepayment, and thereupon such principal amount, together with accrued and unpaid interest thereon to the prepayment date and together with the applicable premium, if any, shall become due and payable on the prepayment date.

     (c) Change in Control.

     (i) Notice of Change in Control or Control Event. The Company will, within 10 business days after any Responsible Officer has knowledge of the occurrence of any Change in Control or Control Event, give written notice of such Change in Control or Control Event to each holder of Notes. In the case that a Change in Control has occurred, such notice shall contain and constitute an offer to prepay the Notes as described in clause (ii) of this Section 2(c) and shall be accompanied by the certificate described in clause (v) of this Section 2(c).

     (ii) Offer to Prepay Notes. The offer to prepay Notes contemplated by clause (i) of this Section 2(c) shall be an offer to prepay, in accordance with and subject to this Section 2(c), all, but not less than all, the Notes held by each holder (in this case only, "holder" in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a date specified in such offer (the "Proposed Prepayment Date") that is not less than 15 business days and not more than 30 business days after the date of such offer (if the Proposed Prepayment Date shall not be specified in such offer, the Proposed Prepayment Date shall be the 30th business day after the date of such offer).

     (iii) Acceptance; Rejection. A holder of Notes may accept the offer to prepay made pursuant to this Section 2(c) by causing a notice of such acceptance to be delivered to the Company at least 5 business days prior to the Proposed Prepayment Date. A failure by a holder of Notes to respond to an offer to prepay made pursuant to this Section 2(c) shall be deemed to constitute an acceptance of such offer by such holder.

     (iv)  Prepayment.  Prepayment  of the Notes to be prepaid  pursuant to this
Section 2(c) shall be at 100% of the principal amount of such Notes, plus the premium specified in Sections 2(a) and (b) hereof determined for the date of prepayment with respect to such principal amount, together with interest on such Notes accrued to the date of prepayment. On the business day preceding the date of prepayment, the Company shall deliver to each holder of Notes being prepaid a statement showing the prepayment premium due in connection with such prepayment and setting forth the details of the computation of such amount. The prepayment shall be made on the Proposed Prepayment Date.

     (v) Officer's Certificate.  Each offer to prepay the Notes pursuant to this
Section 2(c) shall be accompanied by a certificate, executed by a Senior Financial Officer of the Company and dated the date of such offer, specifying:
(A) the Proposed  Prepayment  Date; (B) that such offer is made pursuant to this
Section 2(c); (C) the principal amount of each Note offered to be prepaid; (D) the estimated prepayment premium due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation; (E) the interest that would be due on each Note offered to be prepaid, accrued to the Proposed Prepayment Date;
(F) that the conditions of this Section 2(c) have been fulfilled; and (G) in reasonable detail, the nature and date of the Change in Control.

     (vi) "Change in Control" Defined. A "Change in Control" shall be deemed to have occurred if any Person or Persons (other than members of the McKell Family) acting in concert, together with Affiliates thereof, (individually, an "Acquiring Person" and collectively, "Acquiring Persons") shall in the aggregate, directly or indirectly, control or own (beneficially or otherwise) more than 50% (by number of shares) of the issued and outstanding Voting Stock of the Company; provided, however, that if (A) the long-term senior unsecured


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

debt of each Acquiring Person is rated "A-" or above by Standard & Poor's (or the equivalent by any other nationally recognized rating service) or (B) at the time of the acquisition by an Acquiring Person or Acquiring Persons of control or ownership of more than 50% (by number of shares) of the issued and outstanding Voting Stock of the Company, the Notes are rated "A-" or above by Standard & Poor's (or the equivalent by any other nationally recognized rating service), then and in either such event, a "Change of Control" shall be deemed not to have occurred.

     (vii) "Control Event" Defined. "Control Event" means:

     (A) the execution by the Company or any of its Subsidiaries or Affiliates of any agreement or letter of intent with respect to any proposed transaction or event or series of transactions or events which, individually or in the aggregate, may reasonably be expected to result in a Change in Control, or

     (B) the execution of any written agreement which, when fully performed by the parties thereto, would result in a Change in Control.

     Section 3. Representations and Warranties.

     The Company represents and warrants to the Purchasers as follows:

     (a) Corporate Organization. The Company and its Subsidiaries are corporations organized and existing and in good standing under the laws of the State of Ohio, and are duly qualified to do business and are in good standing under the laws of each state where the nature of the business done or property owned require such qualification. The Company is organized under the laws of the State of Ohio. Exhibit B hereto correctly sets forth the name of each Subsidiary, its state of incorporation and the percentage of the outstanding capital stock of such Subsidiary owned by the Company or another Subsidiary, and indicates whether such Subsidiary is a Restricted Subsidiary. The Company does not own, directly or indirectly, more than 1% of the total outstanding capital stock of any class of any other corporation except for the capital stock of ComNet, Inc. of which the Company owns approximately 5% of the outstanding capital stock thereof.

     (b) Conflicting Agreements and Other Matters. Neither the execution and delivery by the Company of this Agreement and the Notes, nor the performance or observance by the Company or any Subsidiary of any of the terms or conditions of this Agreement or the Notes, will (i) conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary pursuant to, the Certificate of Incorporation or Code of Regulations of the Company or any Subsidiary, any award of any arbitrator, or any indenture, contract or agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which the Company or any Subsidiary is subject, or (ii) require any registration or filing with, or any consent or approval of, any Federal, state or local governmental agency or authority, except for the Application for Consent and Authority to issue and sell
$30,000,000  of  Senior  Unsecured  Notes  submitted  to  the  Public  Utilities
Commission of Ohio (the "Commission"), which was filed June 3, 2002 (the "Application") and the approval thereof by the Commission which was obtained by the Company on June 27, 2002.

     (c) Due Authorization, etc. The sale of the Notes and the execution and delivery of this Agreement and the Notes are within the corporate powers of the Company and have been duly authorized by all necessary action of the Company and its Subsidiaries. The Notes and this Agreement have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations, contracts and agreements of the Company enforceable in accordance with their respective terms.

     (d) Legal Proceedings; Compliance With Law. Except as listed on Schedule 3(d) hereto, there are no actions, suits, or proceedings pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries or any property of the Company or any of its Subsidiaries in any court or before any federal, state, municipal or other governmental agency, which, if decided adversely to the Company or any of its Subsidiaries, would have a materially adverse effect upon the Company or any of its Subsidiaries or upon the business or properties of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries is in default with respect to any order of any court or governmental agency.

     Neither the Company nor any Subsidiary (1) is in violation of any law, ordinance, franchise, governmental rule or regulation to which it is subject; or
(2) has failed to obtain any license, permit, franchise or other governmental authorization necessary to the ownership of its property or to the conduct of its business, which violation or failure to obtain would materially affect adversely the business, prospects, profits, properties or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or impair the ability of the Company to perform its obligations contained in this Agreement or the Notes.

     (e) Financial Statements. The Company has furnished to the Purchasers a consolidated balance sheet, statement of income and retained earnings and statement of cash flows of the Company and its Subsidiaries for each of the fiscal years ended December 31, 1998, December 31, 1999, December 31, 2000 and December 31, 2001, respectively, each certified by Arthur Andersen L.L.P., independent certified public accountants, and unaudited consolidated and consolidating balance sheets, statements of income and retained earnings of the Company and its Subsidiaries for the three months ended March 31, 2002. Said financial statements fairly present the financial condition of the Company and its Subsidiaries at the date(s) thereof and the results of operations of the Company and its Subsidiaries for the period(s) indicated, all in conformity with generally accepted accounting principles consistently followed through the period(s) involved. There have been no material adverse changes in the condition, financial or otherwise, of the Company and its Subsidiaries since December 31, 2001.

     (f) Title to Assets. The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good title to all personal property they purport to own, including (except as they have been affected by transactions in the ordinary course of business) all properties and assets reflected in the most recent balance sheet referred to in Section 3(e) hereof. In the case of property used in their trades or businesses but not owned by them, the Company and its Subsidiaries have a valid, binding and enforceable right to use such property pursuant to a written lease, license or other agreement. All of the assets of the Company and its Subsidiaries are free and clear of all Liens (other than Liens permitted by Section 5(h) hereof).

     (g) Securities Matters. Neither the Company nor any of its Subsidiaries nor any agent acting on the behalf of the Company or any of its Subsidiaries has offered the Notes or any part thereof, or any similar obligation for sale to, or solicited any offers to buy such Notes, or any part thereof, or any similar obligation from, any Person or Persons so as to bring the issue or sale of the Notes within the provisions of Section 5 of the Securities Act of 1933, as amended, and neither the Company nor any of its Subsidiaries will sell or offer for sale any note or any similar obligation of the Company or any Subsidiary to, or solicit any offer to buy any similar obligation of the Company or any Subsidiary from, any Person or Persons so as to bring the issue or sale of the Notes within the provisions of Section 5 of the Securities Act of 1933, as amended.

     (h) Licenses and Permits. The Company and its Subsidiaries have procured and are now in possession of all licenses or permits required by federal, state or local laws for the operation of the business of the Company and its Subsidiaries in each jurisdiction wherein the Company or any Subsidiary is now conducting or proposes to conduct business.

     (i) No Defaults on Indebtedness. Neither the Company nor any of its Subsidiaries is in default in the payment of the principal of or interest on any indebtedness for borrowed money nor is in default under any instrument or agreement under and subject to which any indebtedness for borrowed money has been issued, and no event has occurred under the provisions of any such instrument or agreement which with or without the passing of time or the giving of notice, or both, constitutes or would constitute an event of default thereunder.

     (j) Tax Returns. The Company and its Subsidiaries have filed all federal and state income tax returns which, to the knowledge of the officers of the Company, are required to be filed, and have paid all taxes shown on said returns and all assessments received by them to the extent that they have become due. The federal income tax returns of the Company have been finally determined by the Internal Revenue Service to be satisfactory (or have been closed by the applicable statute of limitations) for all years prior to and including the year ended 1997. No claims have been asserted against the Company in respect of Federal income tax returns for any subsequent year.

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

     (k) No Margin Stock. Neither the Company nor any of its Subsidiaries owns any Margin Stock or has any present intention to own any Margin Stock. None of the proceeds received by the Company or any Subsidiary from the sale of the Notes will be used for the purpose of buying or carrying a Margin Stock or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase a Margin Stock or for any other purpose not permitted by Regulation U (12 CFR Part 221) of the Board of Governors of the Federal Reserve System, as amended from time to time, or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X (12 CFR Part 224) of said Board or to involve any broker or dealer in a violation of Regulation T (12 CFR Part 220) of said Board. As used in this Section, the phrase "purpose of buying or carrying" shall have the meaning assigned thereto in said Regulation U.

     (l) ERISA Matters. Each Plan of the Company and each ERISA Affiliate in which any employees of the Company or any ERISA Affiliate participate that is subject to any provisions of ERISA is being administered in accordance with the documents and instruments governing such Plan, and such documents and instruments are consistent with those provisions of ERISA and the Internal Revenue Code which have become effective and operative with respect to such Plan as of the date of this Agreement. No such Plan has incurred any material accumulated funding deficiency within the meaning of Section 302 of ERISA (whether or not waived), and neither the Company nor any ERISA Affiliate has incurred any material liability (including any material contingent liability) to the PBGC in connection with any such Plan. No such Plan nor any trust created thereunder nor any trustee or administrator thereof has engaged in a "prohibited transaction" within the meaning of ERISA or Section 4975 of the Internal Revenue Code and the issuance and sale of the Notes as contemplated hereby will not constitute a "prohibited transaction". No such Plan nor any trust created thereunder has been terminated, nor have there been any "reportable events" within the meaning of Section 4043 of ERISA with respect to any such Plan. Neither the Company nor any ERISA Affiliate contributes to or has any employees who are covered by any "multiemployer plan," as such term is defined in Section 3(37) of ERISA, and neither the Company nor any ERISA Affiliate has incurred any withdrawal liability with respect to any such multiemployer plan.

     (m) Brokers and Finders. Neither the Company, any agent acting on its behalf nor any Person controlling, controlled by or under common control with the Company has taken any action the effect of which would be to cause the Purchasers to be liable for any broker's, finder's or agent's fee or commission in connection with the placement of the Notes or any other transactions contemplated by this Agreement. The Company has retained National City Bank as its agent for placement of the Notes and is solely responsible for any fees and expenses payable to such agent.

     (n) Use of Proceeds. The Company will use the net proceeds from the sale of the Notes (i) to retire short term debt and refinance existing debt, and (ii) for general corporate purposes.

     (o) Investment Company Act. Neither the Company nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company" (as each of the quoted terms is defined or used in the Investment Company Act of 1940, as amended).

     (p) Public Utility. The Company is an operating public utility subject to the jurisdiction of the Public Utilities Commission of Ohio and the Federal Communications Commission.

     (q) Full Disclosure. Neither this Agreement, the financial statements referred to in Section 3(e) hereof, the Information Memorandum dated June 2002 and prepared by National City Bank, nor any other document, certificate or instrument delivered to the Purchasers on behalf of the Company or any of its Subsidiaries in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading.

     (r) Regulatory Approval. The issue and sale of the Notes have, to the extent required by law, been duly authorized by the Public Utilities Commission of Ohio which authorization is not subject to any appeal or modification which could affect the validity or terms of the Notes, and no other consent, exemption, approval or authorization by any other governmental authority is required in connection with the execution and delivery of this Agreement or the issue and sale of the Notes.

     (s) Existing Debt and Restricted Investments. Exhibit C hereto correctly describes all Debt of the Company and Liens securing any such Debt as of July 1, 2002. Exhibit D hereto correctly describes the Restricted Investments of the Company as of June 30, 2002, all of which were made prior to June 30, 2002.

     (t) Foreign Assets Control Regulations, Etc. (1) Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

     (2) Neither the Company nor any of its Subsidiaries has violated the provisions of United States Executive Order 13224 of September 24, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (Exec. Order No. 13, 223, 66 Fed. Reg. 49,079
(2001)) or the provisions of Public Law 107-56 (USA Patriot Act).

     (u) Status under Certain Statutes. Neither the Company nor any Subsidiary is subject to regulation under the Public Utility Holding Company Act of 1935, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.

     Section 4. Affirmative Covenants.

     The Company covenants and agrees that, so long as any amount shall remain unpaid on any of the Notes, it will:

     (a) Payment. Duly and punctually pay or cause to be paid the principal of and interest on the Notes and will duly and punctually perform or cause to be performed all things on its part or on the part of any Subsidiary to be done or performed under this Agreement and the Notes.

     (b) Maintenance of Books and Records. At all times keep and cause each Subsidiary to keep proper books of record and account in which full, true and correct entries will be made of their transactions in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved.

     (c) Inspection of Books and Records. At all reasonable times permit and cause each Subsidiary to permit the holders of the Notes and their representatives to inspect its books and records and to make extracts therefrom and to inspect its properties and operations.

     (d) Financial Information. From time to time furnish and cause each Subsidiary to furnish the holders of the Notes with such information and statements as the holders of the Notes may reasonably request concerning performance by it of the covenants and agreements contained in this Agreement and the Notes, and with copies of all financial statements and reports that it shall send or make available to its stockholders; and in the event that an Event of Default has occurred, and the Company shall have notified the holders of the Notes that such Event of Default has been corrected, the Company shall, upon request of the holders of at least 66-2/3% of the unpaid principal amount of the Notes at the time outstanding, for the purpose of showing that such Event of Default has been corrected, furnish to the holders of the Notes a signed copy of an audit report or, if such matter may be covered in a special report, a special report prepared and certified by an independent certified public accountant selected by the Company and satisfactory to the holders of the Notes, confirming that such Event of Default has been corrected. All expenses incurred in connection with such report shall be borne by the Company. Nothing in this
Section 4(d), however, shall diminish, defer, postpone or otherwise limit the right of the holders of the Notes to take any action permitted by Section 7 hereof.

     (e) Quarterly Financial Statements. Furnish to the holders of the Notes, within 60 days after the close of each quarterly accounting period in each fiscal year of the Company and its Subsidiaries, (i) a consolidated balance sheet and consolidated statement of income and retained earnings reflecting the financial condition of the Company and its Subsidiaries at the end of each such quarterly period and the results of operations during such period, all in reasonable detail, and setting forth comparable figures for the same accounting period in the preceding fiscal year, and (ii) a separate balance sheet, statement of income and retained earnings for each Subsidiary reflecting the financial condition of each Subsidiary at the end of such quarterly period and the results of operation during such period, all in reasonable detail, and setting forth comparable figures for the same accounting period in the preceding fiscal year.

     The Company shall also furnish to the holders of the Notes, within 60 days after the close of each quarterly accounting period in each fiscal year of Telcom, a consolidated balance sheet and consolidated statement of income and retained earnings reflecting the financial condition of Telcom and its subsidiaries at the end of each quarterly period and the results of operations during such period, all in reasonable detail, and setting forth comparable figures for the same accounting period in the preceding fiscal year.

     (f) Annual Financial Statements. Furnish to the holders of the Notes, as soon as available, but in any event within 120 days after the close of each fiscal year of the Company, duplicate signed copies of an audit report prepared and certified (without qualification as to the scope of the audit) by KPMG, LLP or another firm of independent certified public accountants of national standing selected by the Company and satisfactory to the holders of the Notes, which report shall include a consolidated and consolidating balance sheet of the Company and its Subsidiaries as at the end of such year, consolidated and consolidating statements of income and retained earnings of the Company and its Subsidiaries and consolidated and consolidating statements of cash flows of the Company and its Subsidiaries reflecting the operations during said year, all in reasonable detail and setting forth comparable figures for the preceding fiscal year, which report shall be accompanied by a statement by such accounting firm certifying that in making the examination upon which such report was based, no information came to its attention which to its knowledge indicated a default under this Agreement had occurred or specifying any such default.

     The Company shall also furnish to the holders of the Notes, as soon as available, but in any event within 120 days after the close of each fiscal year of Telcom, duplicate signed copies of an audit report prepared and certified (without qualification as to the scope of the audit) by KPMG, LLP or another firm of independent certified public accountants of national standing selected by Telcom and satisfactory to the holders of the Notes, which report shall include a consolidated and accompanying supplementary consolidating balance sheet of Telcom and its subsidiaries as at the end of such year, consolidated and accompanying supplementary consolidating statements of income and retained earnings of Telcom and its subsidiaries and consolidated and accompanying supplementary consolidating statements of cash flows of Telcom and its subsidiaries reflecting the operations during said year, all in reasonable detail and setting forth comparable figures for the preceding fiscal year.

     (g) (i) Financial Certification. At the time of the delivery to the holders of the Notes of the reports referred to in Sections 4(e) and 4(f) hereof, deliver to the holders of the Notes a certificate signed by its chief financial officer, certifying that (s)he has reviewed the provisions of this Agreement and stating, in his or her opinion, if such be the fact, that the Company and its Subsidiaries have not been and are not in default as to any of the provisions contained in this Agreement, or, in the event the Company or its Subsidiaries is or was in default, setting forth the details of such default. Such certificate shall set forth the computations upon which such officer based the conclusion that the Company and its Restricted Subsidiaries are and have been in compliance with Sections 4(n) and (r), and 5(b), (d), (h), (i) and (j) hereof.

     (ii) Restricted Subsidiaries. If and so long as Unrestricted Subsidiaries constitute, in the aggregate, more than 10% of Consolidated Total Assets or contribute, in the aggregate, more than 10% of Consolidated Net Earnings in any fiscal period, then for such fiscal periods, and within the respective periods provided in paragraphs (e) and (f) above, deliver to the holders of the Notes consolidated financial statements of the character and for the dates and periods as provided in said paragraphs (e) and (f) covering the Company and its Restricted Subsidiaries.

     (h) Copies of Management Letters, etc. Furnish to the holders of the Notes, promptly after the receipt thereof by the Company, copies of all management letters or similar documents submitted to the Company by independent certified public accountants in connection with each annual and any interim audit of the accounts of the Company or its Subsidiaries.

     (i) Copies of Regulatory Reports. Furnish to the holders of the Notes, promptly after transmittal or filing thereof by the Company, copies of all proxy statements, notices and reports as it shall send to its stockholders, copies of all registration statements (without exhibits) and all reports which it files with the Securities and Exchange Commission or any other regulatory agency, other than routine reports filed with respect to employee benefit plans (excepting those annual reports with respect to each such plan requested by the holders of the Notes in writing pursuant to Section 4(q) hereof).

     (j) Corporate Existence. Maintain and cause each Subsidiary to maintain its corporate existence in good standing (except that the corporate existence of any Restricted Subsidiary may be terminated pursuant to a merger or consolidation permitted under Section 5(e) of this Agreement) and comply with all applicable laws and regulations of the United States and of each state thereof and of each political subdivision thereof and of any and all other governmental authorities.

     (k) Payment of Taxes and Claims. Pay and cause each Subsidiary to pay before they become delinquent (a) all taxes, assessments and governmental charges or levies imposed on the Company, any Subsidiary or upon the property of the Company or any Subsidiary, (b) all claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like persons which, if unpaid, might result in the creation of a Lien or charge upon any property of the Company or any Subsidiary; and (c) all claims, assessments or levies required to be paid by the Company or any Subsidiary pursuant to any agreement, contract, law, ordinance or governmental rule or regulation governing any pension, retirement, profit-sharing or any similar plan of the Company or any Subsidiary, provided that the Company or such Subsidiary shall have the right to contest in good faith, by appropriate proceedings promptly initiated and diligently conducted which will prevent the forfeiture or sale of any property of the Company or such Subsidiary or any material interference with the use thereof by the Company or such Subsidiary, the validity, amount or imposition of any of the foregoing items and upon such good faith contest to delay or refuse payment thereof, if such reserve or other appropriate provision, if any, as shall be required by generally accepted accounting principles shall have been made therefor.

     (l) Maintenance of Properties and Licenses. Maintain and cause each Subsidiary to maintain and keep its properties in good repair, working order and condition, and from time to time make all needful and proper repairs, renewals and replacements so that the business carried on in connection therewith may be properly and advantageously conducted at all times. The Company will do or cause to be done all things necessary to preserve, renew and keep in full force and effect the rights, licenses, permits, agency agreements, and trade names material to the conduct of its business and maintain and operate such business properly and efficiently and in substantially the manner in which it is presently conducted and operated.

     (m)  Insurance.   Maintain  and  cause  each  Subsidiary  to  maintain,  in
financially sound insurance companies of recognized standing, insurance of types and in amounts usually maintained by similar companies in similar businesses.

     (n) Net Worth. At all times during each twelve-month period ending on December 31 in each year, commencing with the twelve-month period ending on December 31, 2002, maintain Consolidated Adjusted Net Worth in an amount at least equal to $30,000,000, plus 25% of Consolidated Net Income, if any, determined on a cumulative basis for each fiscal year of the Company ending on or after December 31, 2002 and prior to the twelve-month period for which such determination is being made (without reduction for any Consolidated Net Loss incurred in any such fiscal year).

     (o) Notice of Default. Give the holders of Notes prompt notice in writing of any condition or event which constitutes an Event of Default under Section 7 hereof, or which, after notice or lapse of time, or both, would constitute such an Event of Default.

     (p) Exchange of Notes. At any time, at its expense upon written request of the holder of a Note and surrender of the Note for such purpose, issue new Notes in exchange therefor in such denominations of at least $1,000,000 (or such smaller amount equal to the then outstanding principal amount of such Note) as shall be specified by the holder of such Note, in an aggregate principal amount equal to the then unpaid principal amount of the Note surrendered and substantially in the form of Exhibit A, with appropriate insertions and variations, and bearing interest from the date to which interest has been paid on the Note surrendered.

     (q) Qualified Retirement Plans. Cause each Plan of the Company and any ERISA Affiliate in which any employees of the Company or any ERISA Affiliate participate that is subject to any provisions of ERISA and the documents and instruments governing each such Plan to be conformed to when necessary, and to be administered in a manner consistent with those provisions of ERISA and the Internal Revenue Code which may, from time to time, become effective and operative with respect to such Plans; and if requested by the holders of the Notes in writing from time to time, furnish to the holders of the Notes a copy of any annual report with respect to each such plan that the Company files with the Internal Revenue Service pursuant to ERISA. The Company will not, and will not permit any ERISA Affiliate to (i) engage in any "prohibited transaction,"
(ii) incur any "accumulated funding deficiency," whether or not waived, (iii) terminate any Plan in a manner which could result in the imposition of a Lien on any property of the Company or any ERISA Affiliate, or (iv) incur any withdrawal liability in connection with any "multiemployer plan."

     Section 5. Negative Covenants.

     The Company covenants and agrees that so long as any amount shall remain unpaid on the Notes, it will not and will not permit any Restricted Subsidiary to:

     (a) Limitation on Consolidated Total Debt. Permit, at the end of any fiscal quarter of the Company, Consolidated Total Debt to exceed 60% of Consolidated Total Capitalization as of such fiscal quarter end.

     (b) Limitations on Debt of Restricted Subsidiaries. In the case of any Restricted Subsidiary, create, assume, incur, guarantee or otherwise become liable in respect of any Debt (other than Debt to the Company or another Restricted Subsidiary), unless at the time such Debt is incurred, and after giving effect thereto and the application of the proceeds thereof, the aggregate amount of all Debt of Subsidiaries, plus the aggregate amount of all other Debt secured by Liens permitted by Section 5(h)(ix) hereof, would not exceed 20% of Consolidated Adjusted Net Worth.

     (c) Subordination of Claims. Subordinate or permit to be subordinated any claim against, or obligation of another Person held or owned by it to any other claim against, or obligation of, such other Person.

     (d) Sale of Assets. Sell, lease, transfer or otherwise dispose of (collectively, a "Disposition"), all or any part of its assets (other than sales or dispositions in the ordinary course of business) if either (i) the aggregate amount of all Dispositions in any fiscal year exceeds 10% of Consolidated Total Assets determined as of the end of the immediately preceding fiscal year, or
(ii) the aggregate amount of all Dispositions from and after the date of this Agreement exceeds 25% of Consolidated Total Assets determined as of the end of the immediately preceding fiscal year (a Disposition of assets described in clause (i) or (ii) above is referred to herein as a "substantial part"), except:
(i) any Restricted Subsidiary may sell, lease or otherwise dispose of, all or a substantial part of its assets to the Company or a Restricted Subsidiary; (ii) the Company may sell, lease, transfer or otherwise dispose of, all or a substantial part of its assets if the net proceeds of such sales are used to purchase other property of a similar nature of at least equivalent value within one year of such sale; and (iii) the Company may sell, lease, transfer or otherwise dispose of all or a substantial part of its assets if the net proceeds of such sale are used to prepay Senior Debt (including the Notes) on a pro rata basis; provided that any prepayment of the Notes must be in accordance with the terms of and with the premium specified in Sections 2(a) and (b) hereof.

     (e) Merger and Consolidation. Merge or consolidate with any corporation provided that (i) any Restricted Subsidiary may be merged or consolidated with the Company (if the Company is the surviving corporation) or with another Restricted Subsidiary and (ii) the Company may merge or consolidate with another corporation if (A) the surviving corporation would be organized under the laws of the United States or any state thereof, (B) the surviving corporation expressly assumes the obligations of the Company under this Agreement and the Notes, (C) the surviving corporation shall have caused to be delivered to each holder of the Notes an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the holders of the Notes, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms of hereof, and (D) immediately following the merger or consolidation and after giving effect thereto (1) no event or condition would exist which, with or without the lapse of time or the giving of notice, or both, would constitute an Event of Default, and (2) the Consolidated Adjusted Net Worth of the Company and its Restricted Subsidiaries would be no less than the Consolidated Adjusted Net Worth of the Company and its Restricted Subsidiaries immediately prior to the merger or consolidation.

     (f) Maintenance of Present Business. Engage in any business other than Existing Lines of Business, nor purchase or invest, directly or indirectly, in any substantial amount of assets or property other than assets or property useful and to be used in Existing Lines of Business.

     (g) Transactions with Affiliates. Enter into or be a party to any transaction or arrangement with any Affiliate (including, without limitation, the purchase from, sale to or exchange of property with, or the rendering of any service by or for, any Affiliate), except in the ordinary course of and pursuant to the reasonable requirements of the business of the Company or its Subsidiaries and upon fair and reasonable terms no less favorable to the Company or any of its Subsidiaries than would be obtained in a comparable arm's-length transaction with a Person other than an Affiliate.

     (h) Permitted Liens. Create, assume, or suffer to exist any Liens upon any of its property or assets, whether now owned or hereafter acquired, except:

     (i) Liens for taxes or assessments or other governmental charges or levies not yet due or which are being contested in good faith by appropriate proceedings promptly initiated and diligently conducted, if such reserve or other appropriate provision, if any, as shall be required by generally accepted accounting principles shall have been made therefor;

     (ii) other Liens incidental to the conduct of their business or the ownership of their respective properties which were not incurred in connection with borrowing of money or the obtaining of advances or credit and which do not in the aggregate materially detract from the value of their properties or materially impair the use thereof in the operation of the business;

     (iii) Liens on assets of any Restricted Subsidiary securing Debt of such Restricted Subsidiary to the Company or to another Restricted Subsidiary;

     (iv) Liens (i) on property of the Company or any Restricted Subsidiary securing all or any part of the purchase price or cost of construction of such property created contemporaneously with, or within 270 days after, the acquisition or completion of construction, (ii) on any property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary, and
(iii) existing on the property of any Person at the time such Person is acquired (whether by purchase of stock or assets, by merger or consolidation, or otherwise) by the Company or any Restricted Subsidiary; provided that (A) none of such Liens shall encumber any other property or assets of the Company and its Restricted Subsidiaries, and (B) the principal amount of the Debt secured by any such Lien shall not exceed 100% of the fair market value of the property subject thereto at the time such Lien was created;

     (v) presently existing Liens described in Exhibit C hereto securing existing Debt described in Exhibit C, and any replacements, extensions or renewals of such Debt; provided that no such replacement, extension or renewal shall increase the principal amount thereof;

     (vi) Liens of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which the Company or a Restricted Subsidiary shall at any time in good faith be prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review shall have been secured;

     (vii) Liens incurred in connection with obtaining or performing government contracts;

     (viii) Liens on any property of the Company; provided that the Company shall have granted to the holders of the Notes a pari passu Lien on the same property, and the holders of any such Lien and the holders of the Notes shall have entered into an intercreditor agreement in form and substance reasonably satisfactory to the holders of the Notes providing for such pari passu ranking; and

     (ix) Liens in addition to those permitted by clauses (i) through (viii) above, securing Debt of the Company or any Restricted Subsidiary, provided that at the time of the incurrence of any such Lien the sum of (i) the aggregate principal amount of all Debt secured by Liens permitted by this clause (ix), plus (ii) the aggregate amount of Debt of Subsidiaries incurred within the limitations of Section 5(b), shall not exceed 20% of Consolidated Adjusted Net Worth.

     (i) Restricted Payments and Restricted Investments.

     (1) Declare or make, or incur any liability to make any Restricted Payments or Restricted Investments, except:

     (A) a Restricted Subsidiary may pay dividends to the Company; and

     (B) subject to the limitations in clauses (2) and (3) below, the Company and its Restricted Subsidiaries may declare or make Restricted Payments and Restricted Investments, provided that immediately after giving effect to any such action, (x) no Event of Default or event which with the passing of time or the giving of notice, or both, would constitute an Event of Default shall exist, and (y) the aggregate amount of all Restricted Payments and Restricted Investments made on or after the Closing Date to and including the date such Restricted Payment or Restricted Investment is declared or made, as the case may be, would not exceed the sum of (i) $7,500,000, plus (ii) 60% of any Cumulative Consolidated Net Income, minus (iii) 100% of any Cumulative Consolidated Net Loss, plus (iv) the net proceeds to the Company from any issuance of capital stock from and after the Closing Date;

     (2) In addition to the limitations contained in clause (1) above, the aggregate amount of all Restricted Investments of the Company and its Restricted Subsidiaries outstanding at any time on or after the Closing Date shall not exceed the greater of (a) $7,500,000 or (b) 15% of Consolidated Adjusted Net Worth.

     In valuing any Investments for the purpose of applying the limitations set forth in this Section 5(i), Investments shall be taken at the original cost thereof, without allowance for any subsequent write-offs or appreciation or depreciation therein, but less any amount repaid or recovered in cash on account of capital or principal.

     (j) Fixed Charges. Permit, as of the end of each fiscal quarter, Consolidated Net Income Available for Fixed Charges for the immediately preceding twelve-month period to be less than 200% of Fixed Charges for such twelve-month period.

     (k) Sale of Accounts. Sell with recourse, discount or otherwise sell to an Affiliate any notes receivable or accounts receivable for an amount less than the face amount thereof, less a reserve factor for credit losses adjusted from time to time to reflect actual credit loss experience.

     (l) Guaranties; Etc. Be or become liable in respect of any Guaranty of any obligation of any Affiliate, or grant any security interest in or otherwise pledge any of its assets to secure any obligation of any Affiliate.

     (m) Restricted Subsidiaries. Permit at any time all of the then designated Restricted Subsidiaries, together with the Company, to constitute less than 75% of the total amount of all assets of the Company and its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles.

     Section 6. Conditions Precedent.

     The  obligations  of the  Purchasers to purchase the Notes,  as provided in
Section 1 hereof, shall be subject to the satisfaction, on or before the Closing Date, of the following conditions:

     (a) The representations and warranties contained in Section 3 hereof shall be true and correct as of the Closing Date; the Company shall not be in default with respect to any of the provisions hereof, and there shall exist no event which, with the passage of time or the giving of notice, or both, would constitute such a default; and the Company shall have delivered to the Purchasers a certificate signed by a responsible officer of the Company to such effects.

     (b) The Purchasers shall have received from Porter Wright Morris & Arthur, counsel for the Company, a favorable opinion in form and substance satisfactory to the Purchasers as to all matters specified in Exhibit E-1 hereto and such other matters incident to the transaction herein contemplated as the Purchasers may reasonably request.

     (c) The Purchasers shall have received from their special counsel, Chapman and Cutler, a favorable opinion in form and substance satisfactory to the Purchasers, as to all matters specified in Exhibit E-2 hereto and as to such other matters incident to the transaction herein contemplated as the Purchasers may reasonably request.

     (d) The Purchasers shall have received a Uniform Commercial Code Search and judgment and tax lien searches against the Company and each Subsidiary from the States of Ohio and every other state as the Purchasers may reasonably request, dated as of a date no more than fifteen days prior to the Closing Date, certified by a reporting service satisfactory to the Purchasers, and disclosing no Liens other than those permitted under Section 5(h) of this Agreement.

     (e) The Company shall have provided the Purchasers with copies of all approvals from the Public Utilities Commission of Ohio and any other state or federal governmental agency or agencies from whom regulatory approvals are necessary for the consummation of all of the transactions contemplated hereby and which approvals are not subject to appeal or modification which could affect the validity or terms of the Notes.

     (f) Neither the Company nor any Subsidiary shall have suffered a material adverse change in financial condition, nor shall there exist any material action, suit or proceeding pending, or to the knowledge of the Company threatened, against the Company nor any Subsidiary which, if decided adversely to the Company or any Subsidiary, would have a materially adverse effect upon the Company or any Subsidiary or upon any of their businesses or properties.

     (g) All proceedings to be taken in connection with the transaction contemplated by this Agreement and all documents incident thereto shall be satisfactory in form and substance to the Purchasers and their counsel and the Purchasers shall have received copies of all documents which the Purchasers may reasonably request.

     Section 7. Defaults.

     If one or more Events of Default shall occur, that is to say, if

     (a) default shall be made in the punctual payment of the principal of or premium, if any, on any of the Notes when due, whether by regular installment, upon prepayment, by acceleration, at maturity or otherwise; or

     (b) default shall have been made in the punctual payment of any interest on any of the Notes when due, whether by regular installment, upon prepayment, by acceleration at maturity or otherwise, and such default shall have continued for a period of five days; or

     (c) the Company or any Restricted Subsidiary defaults in any payment of principal of or interest on any other obligation for borrowed money beyond any period of grace provided with respect thereto or in the performance of any other agreement, term or condition contained in any agreement under which any such obligation is created if the effect of such default is to cause, or permit the holder or holders of any obligation of the Company or any Restricted Subsidiary in excess of $1,000,000 (or a trustee on behalf of such holder or holders) to cause, such obligation to become due prior to its stated maturity; or

     (d) an order for relief shall be entered in any Federal Bankruptcy proceeding in which the Company or any Restricted Subsidiary is the debtor; or bankruptcy, receivership, insolvency, reorganization, relief, dissolution, liquidation or other similar proceedings shall be instituted by or against the Company or any Subsidiary or all or any part of the property of the Company or any Restricted Subsidiary under the Federal Bankruptcy Code or any other law of the United States or any bankruptcy or insolvency law of any state of competent jurisdiction; or

     (e) the Company or any Restricted Subsidiary shall have become insolvent or unable to pay its debts as they mature, cease doing business as a going concern, make an assignment for the benefit of creditors, admit in writing its inability to pay its debts as they become due, or if a trustee, receiver or liquidator shall be appointed for the Company or any Restricted Subsidiary or for any substantial portion of the assets of the Company or any Restricted Subsidiary; or

     (f) default shall be made in the performance or observance of any covenant contained in Section 5 of this Agreement; or

     (g) default shall be made in the performance or observance of any other of the terms, covenants or conditions of this Agreement and such default shall continue for a period of thirty days after written notice thereof shall have been given by the holders of Notes to the Company; or

     (h) final judgments or orders for the payment of money in excess of $1,000,000 in the aggregate shall be rendered against the Company or any Restricted Subsidiary and such judgments or orders shall remain unsatisfied, unstayed and unbonded for a period of 30 days after the date such judgments or orders are required to be paid; or

     (i) if any representation or warranty contained in this Agreement or in any other document supplied to the holders of Notes by the Company or any Subsidiary in connection with this transaction proves to be false as of the time this Agreement was made (provided that, if the Company shall have given the holders of the Notes written notice that any such representation or warranty was false at the time this Agreement was made, which notice shall describe the facts giving rise to the breach of any such representation or warranty, and the holders of the Notes shall not have declared an Event of Default under this clause (i) based on the information contained in the notice from the Company within sixty (60) days of such notice, then the holders of the Notes shall be deemed to have waived any Event of Default under this clause (i) based on the information contained in the notice from the Company), then the holder of the Note if only one Note shall be outstanding, or the holders of at least two-thirds of the principal amount of the Notes, if more than one Note shall be outstanding, may at its or their option, by notice in writing to the Company, declare the Note or all of the Notes, as the case may be, to be forthwith due and payable and thereupon the Note, or all of the Notes, shall be and become due and payable, together with interest accrued thereon and the premium specified in Section 2(a) hereof (whether or not prepayment would then be permitted by said Section 2(a)) (provided that if an Event of Default results from the filing of a voluntary or involuntary petition in any bankruptcy proceeding in which the Company or any Subsidiary is the debtor, the Notes thereupon shall immediately become due and payable, with interest accrued thereon and the premium specified in Section 2(a) hereof (whether or not prepayment would then be permitted by said Section 2(a)), without any notice from the holders of the Notes or otherwise), and the holder or holders of the Note or Notes may take any action or proceeding at law or in equity which it or they deem advisable for the protection of its or their interests to collect and enforce payment, and the Company shall pay all expenses, court costs and reasonable attorneys' fees incurred in connection with or arising out of any default hereunder.

     Section 8. Payments on and Registration and Transfer of Notes.

     The Company agrees that it will make payment of the principal of, premium, if any and interest on the Notes by wire transfer of immediately available federal funds with sufficient information to identify the source and application of funds to each of the Purchasers in accordance with the wire transfer instructions set forth in Appendix I hereto, or to such other accounts or in such other manner as may from time to time be designated by the holder of a Note, without presentment of the Notes and without the rendering of any bills therefor. The Company shall keep at its principal office a register in which the Company shall provide for the registration of the Notes and of transfers of the Notes (the "Note Register"). Upon surrender of any Note for transfer at the office of the Company, the Company shall execute and deliver, in the name of the designated transferee a new Note in a principal amount equal to the unpaid principal amount of, and dated the date to which interest has been paid on, the Note so surrendered. When a Note shall be presented or surrendered for transfer it shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder thereof or his attorney duly authorized in writing. The Company may treat the Person in whose name the Note is registered on the Note Register as the owner of the Note for the purpose of receiving payment of principal of and interest on the Note and for all other purposes and the Company shall not be affected by notice to the contrary.

     Section 9. Expenses.

     The Company agrees, whether or not the purchase of the Notes herein contemplated shall be consummated, to pay and save the Purchasers harmless against liability for the payment of all out-of-pocket expenses arising in connection with this transaction including any documentary stamp taxes (and including interest and penalties, if any), which may be determined to be due and payable with respect to the execution and delivery of the Notes, and the reasonable fees and expenses of counsel to the Purchasers. The Company also agrees to pay, and to save the Purchasers harmless against liability for the payment of, the reasonable fees and expenses of counsel to the Purchasers in connection with any documentation and related services arising after the Closing Date in connection with the preparation of waivers or amendments of any provisions of this Agreement and the Notes. In addition, the Company agrees to pay, and to save the holders of the Notes harmless against, all brokerage or finders fees incurred in the transaction contemplated by this Agreement.

     Section 10. Delivery of Documents; Pro Rata Payments; Amendments and Consents.

     (a) Delivery of Documents. All notices, certificates, requests, statements and other documents required or permitted to be delivered to the Purchasers or the holders of Notes by any provision hereof shall also be delivered to each holder of a Note.

     (b) Pro Rata Payments. All interest payments and payments or prepayments of principal shall be made and applied pro rata on all Notes outstanding in accordance with the respective unpaid principal amounts thereof.

     (c) Amendments and Consents. (1) The registered holder or holders of at least two-thirds of the unpaid principal amount of the Notes at the time outstanding may by agreement with the Company amend this Agreement, and any consent, notice, request or demand required or permitted to be given by the Purchasers or the holders of the Notes by any provision hereof shall be sufficient if given by the holder or holders of at least two-thirds of the unpaid principal amount of Notes at the time outstanding except that, without the written consent of the holders of all Notes at the time outstanding, no amendment to this Agreement shall extend the maturity of any Note, or alter the rate of interest or any premium payable with respect to any Note, or affect the amount of any required prepayments, or reduce the proportion of the principal amount of the Notes required with respect to any consent.

     (2) The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver originally executed copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 10(c) to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

     (3) The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

     (4) Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

     Section 11. Investment Purpose.

     Each Purchaser represents that its acquisition of the Notes by it will be for investment and not with a view to resale in connection with any distribution thereof, it being understood, however, that the disposition of the property of each Purchaser shall at all times be within its control.

     Section 12. Definitions.

     For purposes of this Agreement the following terms shall have the following meanings:

     "Affiliate" shall mean any Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company, (ii) which beneficially owns or holds 5% or more of any class of the voting stock of the Company, (iii) 5% or more of any class of the voting stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by the Company or a Subsidiary, (iv) any director, officer of employee of the Company or any Subsidiary or other Person described in clauses (i), (ii) and (iii) hereof, and (v) any spouse, lineal descendant or ascendant, brother or sister, by blood, adoption or marriage, of any Person listed in clauses (i) through (iv) hereof, and spouses of such ascendants, descendants, brothers and sisters. The term "control" means the possession, directly or indirectly, of the power or cause the direction of the management and policies of a Person, whether through the ownership of voting stock, by contract or otherwise.

     "Capital Lease" shall mean any lease of property which in accordance with generally accepted accounting principles should be capitalized on the lessee's balance sheet or for which the amount of the asset and liability thereunder as if so capitalized should be disclosed in a note to such balance sheet.

     "Capitalized Lease Obligations" shall mean lease payment obligations under Capital Leases.

     "Closing Date" shall have the meaning set forth in Section l(a).

     "Consolidated Adjusted Net Worth" shall mean Consolidated Stockholders' Equity less all Investments in Affiliates.

     "Consolidated Net Income (Net Loss)" shall mean, for any period, the net after-tax income (or net loss) of the Company and its Restricted Subsidiaries on a consolidated basis determined in accordance with generally accepted accounting principles consistent with those followed in preparation of the financial statements referred to in Section 3(e), excluding (i) extraordinary gains and losses and (ii) any equity interest of the Company and its Restricted Subsidiaries in the unremitted earnings of any corporation which is not a Restricted Subsidiary.

     "Consolidated Net Income Available for Fixed Charges" shall mean, for any period, Consolidated Net Income for such period, plus (i) all deductions for taxes levied in respect of income deducted in computing Consolidated Net Income for such period, and (ii) Fixed Charges deducted in computing Consolidated Net Income for such period.

     "Consolidated Stockholders' Equity" shall mean Consolidated Stockholders' Equity of the Company and its Restricted Subsidiaries determined in accordance with generally accepted accounting principles.

     "Consolidated Total Assets" shall mean, as of any date, the total amount of all assets of the Company and its Restricted Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles consistent with those followed in preparation of the financial statements referred to in Section 3(e).

     "Consolidated Total Capitalization" shall mean the sum of Consolidated Adjusted Net Worth and Consolidated Total Debt.

     "Consolidated Total Debt" shall mean, as of any date, the aggregate amount of all Debt of the Company and its Restricted Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles consistent with those followed in preparation of the financial statements referred to in Section 3(e).

     "Cumulative Consolidated Net Income" shall mean the excess, if any, of:

     (i) the sum of (A) Consolidated Net Income, if any, for each completed fiscal year of the Company commencing on or after January 1, 2002 and (B) Consolidated Net Income, if any, for each completed quarter ending after the end of the most recently completed fiscal year of the Company; over

     (ii) the sum of (A) Consolidated Net Loss, if any, for each completed fiscal year of the Company commencing on or after January 1, 2002 and (B) Consolidated Net Loss, if any, for each completed quarter ending after the end of the most recently completed fiscal year of the Company.

     "Cumulative Consolidated Net Loss" shall mean the excess, if any, of:

     (i) the sum of (A) Consolidated Net Loss, if any, for each completed fiscal year of the Company commencing on or after January 1, 2002 and (B) Consolidated Net Loss, if any, for each completed quarter ending after the end of the most recently completed fiscal year of the Company; over

     (ii) the sum of (A) Consolidated Net Income, if any, for each completed fiscal year of the Company commencing on or after January 1, 2002 and (B) Consolidated Net Income, if any, for each completed quarter ending after the end of the most recently completed fiscal year of the Company.

     "Debt" shall mean (i) indebtedness for borrowed money or for the deferred purchase price of property or services, including without limitation Capitalized Lease Obligations, but excluding trade accounts payable and accrued liabilities arising in the ordinary course of business, (ii) any other indebtedness evidenced by a promissory note or other instrument, (iii) the face amount of all letters of credit issued for the account of any Person and, without duplication all drafts drawn thereunder, (iv) any indebtedness for borrowed money or the deferred purchase price of property or services secured by a Lien on any property of any Person, whether or not such indebtedness has been assumed, and
(v) Guaranties or other contingent obligations for any indebtedness described in clauses (i) through (iv).

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974 and the regulations adopted pursuant thereto.

     "ERISA Affiliate" shall mean each trade or business (whether or not incorporated) which, together with the Company, would be deemed to be a single employer within the meaning of Section 4001(b)(1) of ERISA.

     "Event of Default" shall have the meaning set forth in Section 7.

     "Existing Lines of Business" shall mean operations in the voice, video and data communications and information technology industry.

     "Fixed Charges" shall mean, for any period, all consolidated interest expense on all Debt and all rental expense on all operating leases deducted in computing Consolidated Net Income for such period, determined in accordance with generally accepted accounting principles consistent with those followed in preparation of the financial statements referred to in Section 3(e).

     "Funded Debt" shall mean any Debt payable more than one year from the date of its creation (or which is renewable at the option of the obligor to a date more than one year from the date of its creation), including the current portion thereof, which under generally accepted accounting principles is shown on the balance sheet as a liability, including but not limited to the Notes, any Debt outstanding under a revolving credit or similar agreement providing for borrowings (and renewables and extensions thereof) over a period of more than one year notwithstanding that any such Debt may be payable on demand or within one year after the creation thereof, any Capitalized Lease Obligations and any Guaranty with respect to Funded Debt of another Person.

     "Guaranties" by any Person shall mean all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing, or in effect guaranteeing, any indebtedness, dividend or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (i) to purchase such indebtedness or obligation or any property or assets constituting security therefor, (ii) to advance or supply funds (x) for the purchase or payment of such indebtedness or obligation or (y) to maintain working capital or other balance sheet condition or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation, (iii) to lease property or to purchase securities or other property or services primarily for the purpose of payment of the indebtedness or obligation, or (iv) otherwise to assure the owner of the indebtedness or obligation of the primary obligor against loss in respect thereof.

     "Investments" shall mean with respect to any Person all investments by such Person, in cash or by delivery of property, made directly or indirectly in any property or assets or in any other Person, whether by acquisition of shares of capital stock, Debt or other obligations or by loan, advance, capital contribution or otherwise; provided, that "Investments" shall not mean or include (i) investments by such Person in property to be used or consumed in the ordinary course of business, (ii) receivables arising from the sale of goods and services in the ordinary course of business, and (iii) the billing or collection of the accounts receivable of such Person by another on behalf of such Person.

     "Liens" shall mean as to any Person, any mortgage, lien, pledge, adverse claim, charge, security interest or other encumbrance of any kind whether presently effective or springing in or on, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under conditional sale or other title retention agreement or Capital Lease with respect to, any property or asset of such Person, or the signing or filing of a financing statement which names such Person as debtor, or the signing of any security agreement authorizing any other party as the secured party thereunder to file any financing statement.

     "Margin  Stock"  shall have the  meaning  ascribed  to that term in Section
221.2 of Regulation U (12 CFR Part 221) of the Board of Governors of the Federal Reserve Board.

     "McKell Family" shall mean and include Robert McKell, Thomas McKell, David McKell, Joseph McKell and Helen McKell Sproat, and the heirs, legatees, descendants and blood relatives to the third degree of consanguinity of each such individual.

     "Note" or "Notes" shall have the meaning set forth in Section 1(a).

     "Note Register" shall have the meaning set forth in Section 8.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation established under ERISA, or any successor thereto.

     "Permitted Investments" shall mean (i) Investments in direct obligations of the United States government maturing within one year from the date of purchase thereof; (ii) certificates of deposit, repurchase agreements, and bankers acceptances with final maturities of one year or less issued by U.S. commercial banks having capital and surplus aggregating not less than $100,000,000; (iii) if so permitted by law, savings deposits in national banks and federal savings and loan associations having capital stock and surplus aggregating not less than $100,000,000, provided that the aggregate of all such savings deposits at any one bank or savings and loan association shall not exceed $150,000 at any time;
(iv) commercial  paper rated A-1 or P-1 or above by recognized  rating services;
(v) money market preferred stock rated "AA" or above by recognized rating services; (vi) tax exempt, floating rate option tender bonds, backed by a letter of credit issued by a bank rated "AA" or above by Standard & Poor's or "Aa" or above by Moody's Investors Service; (vii) municipal auction rate certificates rated "AA" or above by one or more recognized rating services; (viii) Investments in Restricted Subsidiaries; (ix) travel and expense advances of the Company and its Restricted Subsidiaries to their respective officers and employees in the ordinary course of business; and (x) Securities rated "BBB" or above by Standard & Poor's or "Baa" or above by Moody's Investors Service; provided, that the aggregate value of all such Securities shall not exceed 5% of Consolidated Adjusted Net Worth at any time.

     "Person" shall mean an individual, partnership, corporation, limited liability company, trust or unincorporated organization, or a government or agency or political subdivision thereof.

     "Plan" shall mean any employee pension benefit or other plan within the meaning of Section 3(2) of ERISA that is subject to Title IV of ERISA, other than any "multiemployer plan" within the meaning of Section 3(37) of ERISA.

     "Prohibited Transaction" shall have the meaning set forth in Section 2(b).

     "Purchaser" or "Purchasers" shall have the meaning set forth in the preamble.

     "Responsible Officer" shall mean any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

     "Restricted Investments" shall mean all Investments other than Permitted Investments.

     "Restricted Payments" shall mean (i) payment or declaration of any dividend or any other distribution on account of any class of stock (including in the term "stock" any warrant or option or other right to purchase such stock of the Company or any Restricted Subsidiary) of the Company or any Restricted Subsidiary excluding any distribution which may be payable solely in common stock of the corporation making the distribution, (ii) direct or indirect redemptions, purchases, or other acquisitions of shares of stock of the Company, and (iii) any optional prepayment by the Company or any Restricted Subsidiary of any Subordinated Debt of the Company or any Restricted Subsidiary.

     "Restricted   Subsidiary"  shall  mean  any  Subsidiary   designated  as  a
"Restricted  Subsidiary"  on Exhibit B hereto or  designated as such pursuant to
Section 13.

     "Security" shall have the meaning set forth in Section 2(1) of the Securities Act of 1933, as amended.

     "Senior Debt" shall mean all Funded Debt which does not constitute Subordinated Debt.

     "Senior  Financial   Officer"  shall  mean  the  chief  financial  officer,
principal accounting officer, treasurer or comptroller of the Company.

     "Standard & Poor's" shall mean Standard & Poor's Ratings Group, a division of McGraw-Hill.

     "Subordinated Debt" shall mean all Debt which is expressly subordinate in right of payment pursuant to its terms to the Notes, whether or not it is subordinated to other indebtedness of the Company.

     "Subsidiary" or "Subsidiaries" shall mean the corporations listed on Exhibit B hereto, and any other corporation or corporations more than 50% of the outstanding capital stock of every class of which is hereafter owned, directly or indirectly, by the Company.

     "Telcom" shall mean Horizon Telcom, Inc., an Ohio corporation and corporate parent of the Company.

     "Total Capitalization" shall mean, as of any date, the sum of Consolidated Adjusted Net Worth and Consolidated Total Debt.

     "Treasury Yield Percentage" shall mean, as of any date, (i) the most recent weekly average yield on actively traded U.S. Treasury obligations having a constant maturity equal to the average life of the payments of principal and interest that are avoided by any prepayment as determined by reference to the week-ending figures published in the most recent Statistical Release which shall have become available at least two business days prior to the date fixed for prepayment, or (ii) if a Statistical Release is not then published, the arithmetic average (rounded to the nearest .01%) of the per annum yields to maturity for each business day during the week ending at least two business days prior to the date as of which such determination is made, of all the issues of actively traded marketable United States Treasury fixed interest rate securities with a constant maturity equal to the average life of the payments of principal and interest that are avoided by any prepayment (excluding all such securities which can be surrendered at the option of the holder at face value in payment of any Federal estate tax, which provide for tax benefits to the holder or which were issued at substantial discount) as published in The Wall Street Journal or, if The Wall Street Journal shall cease such publication, based on average asked prices (or yields) as quoted by each of three United States government securities dealers of recognized national standing selected by the holders of the Notes. If the average life of the payments of principal and interest that are avoided by any prepayment is not equal to the constant maturity of a U.S. Treasury obligation for which a weekly average yield is published or quoted, the Treasury Yield Percentage shall be calculated by linear interpolation (to the nearest one-twelfth of a year) from the most recent weekly average yields of actively traded U.S. Treasury obligations for which such yields are published or quoted for the two maturities most closely corresponding to such average life; provided, however, that if the average life of the payments of principal and interest that are avoided by any prepayment is less than one year, the Treasury Yield Percentage shall equal the most recent weekly average yield published or quoted on actively traded U.S. Treasury obligations with a constant maturity of one year.

     "Unrestricted Subsidiary" shall mean any Subsidiary which is not a Restricted Subsidiary.

     "Voting Stock" shall mean capital stock of any class or classes of a corporation having power under ordinary circumstances to vote for election of members of the board of directors of such corporation, or persons performing similar functions.

     Section 13. Designation of Subsidiaries.

     The Company may designate or redesignate any Unrestricted Subsidiary as a Restricted Subsidiary and may designate or redesignate any Restricted Subsidiary as an Unrestricted Subsidiary; provided that:

     (a) the Company shall have given not less than 10 days' prior written notice to the holders of the Notes that the Board of Directors of the Company has made such determination;

     (b) at the time of such designation or redesignation and immediately after giving effect thereto, no Default or Event of Default would exist;

     (c) in the case of the designation of a Restricted Subsidiary as an Unrestricted Subsidiary and after giving effect thereto, (i) such Unrestricted Subsidiary so designated shall not, directly or indirectly, own any Debt or capital stock or similar equity interests of the Company or any Restricted Subsidiary, (ii) such designation shall be deemed a Disposition under, and shall be permitted by the provisions of, Section 5(d) and (iii) such Restricted Subsidiary shall not at any time after the date of this Agreement have previously been designated as an Unrestricted Subsidiary more than once; and

     (d) in the case of the designation of an Unrestricted Subsidiary as a Restricted Subsidiary and after giving effect thereto, (i) all outstanding Debt of such Restricted Subsidiary so designated shall be permitted within the applicable limitations of Sections 5(a) and 5(b), (ii) all existing Liens of such Restricted Subsidiary so designated shall be permitted within the applicable limitations of Section 5(h) (other than Section 5(h)(v), notwithstanding that any such Lien existed as of the Closing Date), and (iii) such Unrestricted Subsidiary shall not at any time after the date of this Agreement have previously been designated as a Restricted Subsidiary more than once.

     Section 14. Survival of Representations and Warranties.

     All representations and warranties contained herein or made in writing by the Company in connection herewith shall survive the execution and delivery of this Agreement and of the Notes.

     Section 15. Successors and Assigns.

     All covenants and agreements in this Agreement contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

     Section 16. Notices.

     All communications provided for hereunder shall be sent by first class mail and, if to the Purchasers, addressed to the Purchasers at the notice address listed on Appendix I hereto, and if to the Company, addressed to The Chillicothe Telephone Company, P.O. Box 480, 68 East Main Street, Chillicothe, Ohio 45601,
Attention: Mr. Jack E. Thompson, or to such other address with respect to any party as such shall notify the other parties in writing.

     Section 17. Governing Law.

     This Agreement is being delivered and is intended to be performed in the State of Ohio, and shall be construed and enforced in accordance with the laws of such State.

     Section 18. Counterparts.

     This Agreement may be executed simultaneously in two or more counterparts, each of which shall be an original, but all of which shall constitute but one agreement.

     Section 19. Captions.

     The captions in this Agreement are for convenience only and shall not be considered in the interpretation of any of the provisions hereof.



                            THE BALANCE OF THIS PAGE
                            INTENTIONALLY LEFT BLANK

     If the Purchasers are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart of this letter and return the same to the undersigned. Upon acceptance by all the Purchasers, this letter shall become a binding agreement between the Purchasers and the undersigned.



Very truly yours,

THE CHILLICOTHE TELEPHONE COMPANY



By  /s/ Thomas McKell
   -----------------------------------
   Its:  President

The foregoing Agreement is accepted
as of the date first above written

THE VARIABLE ANNUITY LIFE INSURANCE COMPANY
AIG ANNUITY INSURANCE COMPANY

By:  AIG Global Investment Corp., investment adviser



By  /s/ Douglas H. Allen
   -----------------------------------
   Name:   Douglas H. Allen
   Title:  Vice President


MODERN WOODMEN OF AMERICA


By  /s/ Nick S. Coin
   -----------------------------------
    Name:   Nick S. Coin
    Title:  Treasurer & Investment Manager

                                   Appendix I

PRINCIPAL AMOUNT OF
NAME AND ADDRESS OF PURCHASER       NOTES TO BE PURCHASED

The Variable Annuity Life Insurance Company $10,000,000
c/o AIG Global Investment Corporation
P. O. BOX 3247
HOUSTON, TEXAS  77253-3247
Attention:  Private Placement Department, A36-04
Facsimile Number:  (713) 831-1072

Overnight Mailing Address:
2929 Allen Parkway, A36-04
Houston, Texas  77019-2155

Payments
All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "The Chillicothe Telephone Company, 6.64% Senior Notes due 2012, PPN 169240 C* 7, principal, premium or interest") to:

ABA #011000028
State Street Bank and Trust Company
Boston, Massachusetts 02101
Re:  The Variable Annuity Life Insurance Company
AC-0125-821-9
OBI=PPN Number and description of payment
Fund Number PA 54

Notices
All notices of payment on or in respect of the Notes and written confirmation of each such payment to:

The Variable Annuity Life Insurance Company and PA 54
c/o State Street Bank Corporation
Insurance Services
801 Pennsylvania
Kansas City, Missouri  64105
Facsimile Number:  (816) 691-3619

Duplicate payment notices and all other correspondences to be addressed to The Variable Annuity Life Insurance Company and PA 54 at the address first provided above with a copy to:

AIG Global Investments Corporation
Legal Department - Investment Management
2929 Allen Parkway, Suite A36-01
Houston, Texas  77019-2155
Facsimile Number:  (713) 831-2328

Name of Nominee in which Notes are to be issued:  None
Taxpayer I.D. Number:  74-1625348

PRINCIPAL AMOUNT OF
NAME AND ADDRESS OF PURCHASER       NOTES TO BE PURCHASED

AIG Annuity Insurance Company       $10,000,000
c/o AIG Global Investment Corporation
Attention:  Private Placements Department, A36-04
P. O. Box 3247
Houston, Texas  77253-3247
Facsimile Number:  (713) 831-1072

Overnight Mailing Address:
2929 Allen Parkway, A36-04
Houston, Texas  77019-2155

Payments
All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "The Chillicothe Telephone Company, 6.64% Senior Notes due 2012, PPN 169240 C* 7, principal, premium or interest") to:

ABA #011000028
State Street Bank and Trust Company
Boston, Massachusetts  02101
Re:  AIG Annuity Insurance Company
AC-7215-132-7
OBI=PPN # and description of payment
Fund Number PA WE1B

Notices
All notices of payment on or in respect of the Notes and written confirmation of each such payment to:

AIG Annuity Insurance Company and PA WE1B
c/o State Street Bank Corporation
Insurance Services
801 Pennsylvania
Kansas City, Missouri  64105
Facsimile Number:  (816) 691-3619

Duplicate payment notices and all other correspondences to be addressed to AIG Annuity Insurance Company and PA WE1B as first provided above with a copy to:

AIG Global Investment Corp.
Legal Department - Investment Management
2929 Allen Parkway, Suite A36-01
Houston, Texas  77019-2155
Facsimile Number:  (713) 831-2328

Name of Nominee in which Notes are to be issued:  None
Taxpayer I.D. Number:  75-0770838

PRINCIPAL AMOUNT OF
NAME AND ADDRESS OF PURCHASER       NOTES TO BE PURCHASED

Modern Woodmen of America  $10,000,000
1701 First Avenue
Rock Island, Illinois  61201
Attention:  Investment Department

Payments
All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "The Chillicothe Telephone Company, 6.64% Senior Notes due 2012, PPN 169240 C* 7, principal, premium or interest") to:

The Northern Trust Company
50 South LaSalle Street
Chicago, Illinois  60675
ABA #071-000-152
Account Name:  Modern Woodmen of America
Account Number 84352

Notices
All notices and communications to be addressed as first provided above, except notices with respect to payments and written confirmation of each such payment, to be addressed Attention: Investment Accounting Department
Name of Nominee in which Notes are to be issued:  None
Taxpayer I.D. Number:  36-1493430

                                  SCHEDULE 3(D)
                                Legal Proceedings

                                      None

                                    Exhibit A

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH SUCH ACT AND APPLICABLE STATE SECURITIES LAWS.

THE CHILLICOTHE TELEPHONE COMPANY
6.64% SENIOR NOTE

$________________.____________, 20__

PPN 169240 C* 7

FOR VALUE RECEIVED, the undersigned, THE CHILLICOTHE TELEPHONE COMPANY, an Ohio corporation (the "Company"), hereby promises to pay to _________________ ____________________ or registered assigns by wire transfer of immediately available Federal funds to the account specified on Appendix I to the Agreement (hereinafter defined) with sufficient information to identify the source and application of funds, or to such other account or in such other manner as the holder of this Note shall specify by notice in writing to the Company, in lawful money of the United States, the principal sum of _____________________________ DOLLARS ($____________) on August 1, 2012, and to pay interest in like money on the unpaid principal balance hereof at the rate of 6.64% per annum (provided that solely for the purpose of determining the portion of annual interest allocable to any interest payment period, it shall be assumed that a year is comprised of 360 days and twelve 30-day months) from the date hereof, payable semi-annually on the 1st day of February and August in each year, commencing February 1, 2003, and continuing until payment in full of the principal amount of this Note.

Any payment of principal or (to the extent permitted by applicable law) interest on this Note not paid when due, whether at stated maturity, by acceleration or otherwise, shall thereafter bear interest at a rate per annum equal to 8.64% (provided that in no event shall such rate exceed the maximum rate permitted by law). This Note is issued pursuant to a Note Purchase Agreement (the "Agreement") entered into among the Company, The Variable Annuity Life Insurance Company, AIG Annuity Insurance Company and Modern Woodmen of America dated as of August 1, 2002 and is subject to optional and mandatory prepayment, in whole or in part, in the amounts, upon the notice, with the premium, and subject to the conditions specified in the Agreement. As provided in the Agreement, this Note is transferable only on the Note Register of the Company, upon surrender of this Note for transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed by the registered holder hereof or his attorney duly authorized in writing. The Company may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.
In case an Event of Default, as defined in the Agreement, shall occur, the principal of this Note may be declared due and payable in the manner and with the effect provided in the Agreement. This Note shall be governed by and construed in accordance with the laws of the State of Ohio.


THE CHILLICOTHE TELEPHONE COMPANY


By:
    --------------------------------
    Its

                                    Exhibit B
                                  Subsidiaries

                                      None

                                    Exhibit C
                             Existing Debt and Liens
                               as of July 1, 2002

                                    Exhibit D
                         Existing Restricted Investments
                               as of June 30, 2002

                                   Exhibit E-1
                    Form of Opinion of Counsel to the Company

     (i) The Company is duly organized, validly existing and in good standing under the laws of the State of Ohio and has the corporate power to own and operate its properties and to carry on its business and to execute, deliver and perform the Note Purchase Agreement and the Notes.

     (ii) Each Subsidiary is duly organized, validly existing and in good standing under the laws of the State of its incorporation and has the corporate power to own and operate its properties and to carry on its business.

     (iii) The Company and each Subsidiary are each duly qualified to do business and are in good standing in each jurisdiction where the nature of the business conducted or property owned by it require such qualification, and the Company and each such Subsidiary have all necessary licenses and permits to carry on their businesses in each such jurisdiction.

     (iv) The Note Purchase Agreement and the Notes have been duly authorized by all necessary corporate action of the Company, have been duly executed and delivered, and are the legal, valid and binding obligations of the Company enforceable in accordance with their respective terms, except as the enforcement thereof may be limited by laws generally affecting the enforcement of creditors' rights and by general principles of equity.

     (v) The loans evidenced by the Notes are not usurious under Ohio law.

     (vi) The execution and delivery by the Company of the Note Purchase Agreement and the Notes, or the performance or observance by the Company and its Subsidiaries of any of the terms or conditions of the Note Purchase Agreement or the Notes will not, (A) conflict with, or result in a breach of the terms, covenants or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Company or its Subsidiaries pursuant to, the Certificate of Incorporation or Code of Regulations of the Company or its Subsidiaries, any award of any arbitrator, or any indenture, contract or agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule, or regulation to which the Company or its Subsidiary is subject, or (B) require any filing or registration with, or any consent or approval of, any Federal, state or local governmental agency or authority, except the approval of the Public Utilities Commission of Ohio.

     (vii) There are no actions, suits or proceedings pending or threatened against or affecting the Company or its Subsidiaries, or any property of the Company or its Subsidiaries, in any court or before any governmental authority or arbitration board or tribunal which, if decided adversely to the Company or its Subsidiaries, would involve the possibility of materially and adversely affecting the properties, business, prospects, profits or condition (financial other otherwise) of the Company or its Subsidiaries.

     (viii) The issuance sale and delivery of the Notes are exempt transactions under the Securities Act of 1933, as amended, and do not require registration under the Securities Act of 1933, as amended, or the qualification of an indenture in respect thereof under the Trust Indenture Act of 1939, as amended.

     (ix) Neither the Company nor any Subsidiary is, or will be, solely as a result of the execution, delivery and performance of the Note Purchase Agreement or the issuance and sale of the Notes, subject to regulation as a "public utility company" or a "holding company" under the Public Utility Holding Company Act of 1935, as amended.

     (x) The issuance of the Notes and the use of the proceeds of the sale of the Notes in accordance with the provisions of and contemplated by the Note Purchase Agreement will not result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any related regulations, including Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Chapter II.

     (xi) Neither the Company nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company" under the Investment Company Act of 1940, as amended.

     (xii) No taxes, including, without limitation, intangible or documentary stamp taxes, mortgage taxes, transfer taxes or similar charges, are payable to the State of Ohio (or any political subdivision thereof) on account of the execution and delivery of the Note Purchase Agreement, or the Notes, or the creation of the indebtedness evidenced thereby or the creation of the estates created thereby, except for nominal filing or recording fees.

     (xiii) The issue and sale of the Notes have, to the extent required by law, been duly authorized by the Public Utilities Commission of Ohio which authorization is not subject to any appeal or modification which could affect the validity or terms of the Notes, and no other consent, exception, approval or authorization by any other governmental authority is required in connection with the execution and delivery of the Note Purchase Agreement or the issue and sale of the Notes.

                                   Exhibit E-2

Description of Special Counsel's Closing Opinion

The closing opinion of Chapman and Cutler, special counsel to the Purchasers, called for by SS.6(C) of the Note Agreement shall be dated the Closing Date and addressed to the Purchasers, shall be satisfactory in form and substance to the Purchasers and shall be to the effect that:

     1. The Company is a corporation, validly existing and in good standing under the laws of the State of Ohio and has the corporate power and the corporate authority to execute and deliver the Note Agreement and to issue the Notes.

     2. The Note Agreement has been duly authorized by all necessary corporate action on the part of the Company, has been duly executed and delivered by the Company and constitutes the legal, valid and binding contract of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

     3. The Notes have been duly authorized by all necessary corporate action on the part of the Company, have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

     4. The issuance, sale and delivery of the Notes under the circumstances contemplated by the Note Agreements does not, under existing law, require the registration of the Notes under the Securities Act of 1933, as amended, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

The opinion of Chapman and Cutler shall also state that the opinion of Porter Wright Morris & Arthur is satisfactory in scope and form to Chapman and Cutler and that, in their opinion, the Purchasers are justified in relying thereon.

In rendering the opinion set forth in paragraph 1 above, Chapman and Cutler may rely solely upon an examination of the Articles of Incorporation certified by, and a certificate of good standing of the Company from, the Secretary of State of the State of Ohio, the By-laws of the Company and the general business corporation law of the State of Ohio. The opinion of Chapman and Cutler is limited to the laws of the State of Ohio and the Federal laws of the United States.

With respect to matters of fact upon which such opinion is based, Chapman and Cutler may rely on appropriate certificates of public officials and officers of the Company. With respect to all matters in such opinion which are governed by the laws of the State of Ohio, Chapman and Cutler may rely on the opinion of Porter Wright Morris & Arthur.



                                       32
1562059v1